                              FORM 5 JOINT FILER INFORMATION

NAME:  KANDU PARTNERS, L.P.

ADDRESS:          P.O. BOX 53407
  ATLANTA, GA  30355

NAME:  KANDU MANAGEMENT CORP.

ADDRESS:          P.O. BOX 53407
  ATLANTA, GA  30355

DESIGNATED
FILER:  DAVID L. ABRAMS

ISSUER &
TICKER SYMBOL: ABRAMS INDUSTRIES, INC. (ABRI)

DATE OF EVENT
REQUIRING
STATEMENT: 12/12/2005

SIGNATURE: KANDU PARTNERS, L.P.

         By: Kandu Management Corp.,
             its General Partner

  By: /s/David L. Abrams
   ------------------------
   David L. Abrams
   President

SIGNATURE: KANDU MANAGEMENT CORP.

  By: /s/David L. Abrams
   ------------------------
   David L. Abrams
   President